SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                      ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 27, 2001


                          DEL GLOBAL TECHNOLOGIES CORP.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                                     1-10512
                            (Commission File Number)


                                   13-1784308
                      (IRS Employer Identification Number)


                                    New York
                            (State of Incorporation)


                    1 Commerce Park, Valhalla, New York 10595
                    (Address of principal executive offices)


                                  914-686-3600
              (Registrant's Telephone Number, including area code)

Item 5.           Other Events and Regulation FD Disclosure.


The Registrant, a New York corporation ("Del"), issued a press release dated February 27, 2001 announcing (i) that Leonard A. Trugman has agreed to resign as an officer and director; (ii) the resignation of George Solomon as a director;
(iii) the election of Samuel E. Park as Acting President and CEO, Thomas V. Gilboy as CFO, Carole Murphy as Corporate Controller and Roger Winston as Chairman of the Board; and (iv) that the SEC has issued an Order Directing Private Investigation. The press release is attached hereto as an exhibit and is incorporated herein by reference.

SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DEL GLOBAL TECHNOLOGIES CORP.


                                    By:  /s/Samuel E. Park
                                         -------------------------------------
Dated:  February 27, 2001                Samuel E. Park,
                                         President and Chief Executive Officer

Del Global Technologies Corp. Announces the Election of Samuel E. Park as Acting President and CEO, Thomas V. Gilboy as CFO, Carole Murphy as Corporate Controller and Roger Winston as Chairman of the Board.


February 27, 2001


Valhalla, NY, February 27, 2001 - Del Global Technologies Corp. (DGTC) announced today that Leonard A. Trugman, its Chief Executive Officer, President and Chairman of the Board has agreed to resign his position as an officer and director of the Company to pursue other opportunities.


The Company announced that its Board of Directors elected Samuel E. Park as Acting President and Chief Executive Officer, Thomas V. Gilboy as Chief Financial Officer and Carole Murphy as Corporate Controller. Roger Winston was elected as Chairman of the Board.


Samuel Park was most recently the president and founder of Hibernian Consulting Group, which specializes in helping clients increase the value of their companies. Mr. Park acquired significant industrial manufacturing experience as president of the Americas division of United Utilities Ltd. and as President of Leeds and Northrup, a unit of General Signal.


Thomas Gilboy was most recently chief financial officer of Microwave Power Devices, a leading supplier of signal amplification equipment for wireless base stations. Mr. Gilboy obtained significant industry experience as CFO of PureTec Corporation, an international plastics company with operations in consumer goods, medical products and packaging components. Mr. Gilboy also served as CFO of Troy
Corporation, an international specialty chemical and biologicals company.


Carole Murphy has been with the Company since 1993 and served as its Manager of Financial Reporting until her promotion to Corporate
Controller. Prior to joining the Company, Ms. Murphy was a controller for Phoenix Pharmaceuticals, Inc.


Roger Winston has served as a director of the Company since February 1999.
Mr. Winston is a founder and director of Swarthmore Associates, LLC, a financial consulting firm.


Unrelated to the foregoing, George Solomon has resigned from the Board of Directors.


In addition, the Company announced that the Securities and Exchange Commission has issued a formal order directing that an investigation be made into the activities of certain unnamed persons and the Company with respect to the Company's financial statements, financial condition, results of operation, the Company's accounting entries, practices and policies, and trading in the Company's stock. The Company has retained counsel and plans to cooperate fully with the investigation.


Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of state-of-the-art, cost-effective medical imaging and diagnostic systems consisting of stationary and portable imaging systems, radiographic/fluoroscopic systems, mammography systems, Neo-Natal systems, dental imaging systems and proprietary precision power conversion subsystems for medical as well as critical industrial applications. These include airport explosives detection, electronic noise suppression subsystems, analytical instrumentation, semiconductor capital equipment and energy exploration.


This press release contains forward-looking statements. Such statements involve various risks that may cause actual results to differ materially. These risks include, but are not limited to, the effect on the Company of ongoing internal reviews, external inquiries, and class action litigation pertaining to its reported financial results, the ability of the Company to obtain certified financial statements, to file required annual and quarterly reports, and to reattain an exchange listing, the ability of the Company to grow internally or by acquisition and to integrate acquired businesses, changing industry and competitive conditions, and other risks referred to in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission.


Contact:

Del Global Technologies Corp., Valhalla
Elizabeth Lally
Tel: 914/686-3600


                                  EXHIBIT 20.1